FOR IMMEDIATE RELEASE Redwood Trust, Inc. Thursday, September 8, 2011	CONTACT: Mike McMahon (415) 384-3805

REDWOOD TRUST DECLARES $0.25 PER SHARE DIVIDEND
FOR THE THIRD QUARTER OF 2011

MILL VALLEY, CA – Thursday, September 8, 2011 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a third quarter regular dividend of $0.25 per share.  The third quarter 2011 dividend is payable on October 21, 2011 to stockholders of record on September 30, 2011.

“The payment of regular dividends remains a priority for Redwood.  Our third quarter dividend will mark our 49th consecutive quarterly dividend," said Martin S. Hughes, Redwood's President and CEO.

For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.